Exhibit 4.20





                           FOURTH AMENDMENT, CONSENT AND
                    LIMITED WAIVER dated as of November 23,
                    1994 (this "Amendment"), relating to the Credit Agreement dated as of October 27, 1989, as amended and restated as of June 1, 1993 (as further amended by the First Amendment dated as of February 2, 1994, the Second Amendment dated as of March 1, 1994, and the Third Consent and Waiver dated as of October 18, 1994, the "Credit Agreement"), among P.T. FREEPORT INDONESIA COMPANY, a limited liability company organized under the laws of Indonesia and also domesticated in Delaware ("FI"), FREEPORT-McMoRan INC., a Delaware corporation ("FTX"), FREEPORT-McMoRan COPPER & GOLD INC., a Delaware corporation ("FCX"), the undersigned banks (collectively, the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation (for purposes of Article VIII of the Credit Agreement only), as trustee for the Banks under the FI Trust Agreement and, in such capacity, as security agent for the Banks under the FI Security Documents (in such capacity, the "FI Trustee") and CHEMICAL BANK, a New York banking corporation, as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement.


          WHEREAS, FCX has advised the Banks and the Agent that it wishes to borrow $70,000,000 (the "Caterpillar
Debt") from Caterpillar Financial Services Corporation
("Caterpillar"), with a guarantee thereof by FI (together with the Caterpillar Debt, the "Caterpillar Obligations"), such guarantee to be secured by certain specified heavy equipment of FI and related spare parts (the "Caterpillar
Assets") to be released from the lien of the FI Security
Documents, all substantially on the terms set forth on Exhibit A hereto (the "Caterpillar Transaction");

          WHEREAS, FTX has advised the Banks and the Agent that FRP wishes to purchase certain assets from Pennzoil
Company substantially on the terms described in Exhibit B hereto (the "Pennzoil Transaction");

          WHEREAS, FI has advised the Banks and the Agent that it wishes to consummate the Power Facilities Transfer by selling certain specified power generation and transfer assets (the "PFT Assets") to P.T. Puncak Jaya Power ("Jaya Power"), by entering into various contracts relating to the supply and purchase of the electric power generated from the PFT Assets (the obligations of FI relating to the PFT Transaction being collectively referred to as the "PFT Obligations") and by making an equity investment of up to $17,750,000 in Jaya Power, all substantially on the terms set forth on Exhibit C hereto (collectively, the "PFT Transaction");

          WHEREAS, FI has advised the Banks and the Agent that it wishes to enter into a financing transaction with P.T. ALatieF P&O Port Development Corporation ("P&O") to be secured by certain specified port facilities and assets (the "P&O Assets") to be released from the Lien of the FI Security Documents (all obligations of FI relating to the P&O Transaction being collectively referred to as the "P&O Obligations"), all substantially as described in Exhibit D hereto (the "P&O Transaction");

          WHEREAS, FI has advised the Banks and the Agent that it wishes to enter into a financing transaction with P.T. Airfast Aviation Facilities Company ("Avco") to be secured by certain specified aircraft and airport facilities (the "Airfast Assets") to be released from the Lien of the FI Security Documents (all obligations of FI relating to the Airfast Transaction being collectively referred to as the "Airfast Obligations"), and to make an equity investment of up to $2,000,000 in Avco (the "Airfast Transaction"), all substantially as described in Exhibit E hereto (the "Airfast Transaction"); and

          WHEREAS, the Banks and the Agent are willing to consent to FI, FCX and FRP, as applicable, entering into the Caterpillar Transaction, the Pennzoil Transaction, the PFT Transaction, the P&O Transaction and the Airfast Transaction (each a "Transaction") and to provide certain amendments and limited waivers of provisions of the Credit Agreement with respect thereto, all subject to the terms, conditions, covenants, limitations and restrictions of this Amendment.

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, FI, FTX, FCX, the FI Trustee, the Agent, the
Required Banks (with respect to the Pennzoil Transaction) and all the Banks (with respect to each Transaction other than the Pennzoil Transaction) hereby agree, on the terms and subject to the conditions set forth herein, as follows:

               SECTION 1.  Amendments, Consents and Limited
Waivers. (a) Subject to the covenants, limitations and reservations set forth below and subject to the written approval of the Agent of all relevant documentation governing the Caterpillar Transaction (the "Caterpillar Documents") , the Banks and the Agent consent to the execution by FI and FCX of the Caterpillar Documents in the form so approved and agree that incurrence by FI and FCX of the Caterpillar Obligations will not be prohibited by
Section 5.2(g) of the Credit Agreement, provided that, except to the extent specifically waived or consented to hereby, the Agent and the Banks hereby reserve all rights and remedies under the Loan Documents with respect to (and shall not be deemed, by implication or otherwise, to have consented to or waived) any performance by FI or FCX under the Caterpillar Documents which would be a Default or Event of Default, including without limitation any voluntary prepayment prohibited by clause (iii) below. FI, FCX and FTX hereby covenant and agree that (i) the Agent shall promptly receive copies of all material notices delivered by or to FI or FCX pursuant to the Caterpillar Documents which are not otherwise provided to the Agent under any other agreement, (ii) neither FI nor FCX shall, without the prior written consent of the Required Banks, enter into any amendment or modification of any of the Caterpillar Documents which would have an adverse effect upon the rights and remedies of the Agent, the FI Trustee and the Banks under the Loan Documents or the collateral therefor (the "FI Collateral and Rights") or impair the ability of any of FTX and the Restricted Subsidiaries to perform all of their respective obligations under the Loan Documents; and (iii) no voluntary prepayment of the Caterpillar Obligations shall be made by FTX or any Restricted Subsidiary or, directly or indirectly, with or from any funds or assets provided, directly or indirectly, by FTX or any Restricted Subsidiary beyond those expressly permitted by Section 5.2(1) of the Credit Agreement (collectively, "Restricted Assets"), during the continuance of any Default or Event of Default or, if, after giving effect to any such voluntary prepayment any Default or Event of Default would then exist or result from such transaction. The undertakings of FI, FTX and FCX under clause (i) of the preceding sentence and under clauses (ii) and (iii) thereof shall be deemed to be covenants under Sections 5.1 and 5.2, respectively, of the Credit Agreement for all purposes, including for purposes of Article VII thereof. Subject to all the foregoing, the Banks and the Agent acknowledge receipt of the terms and conditions of the Caterpillar Transaction for purposes of Section 5.2(g)(viii) of the Credit Agreement. The parties hereto further agree that Section 5.2(g)(i) of the Credit Agreement is hereby amended by the deletion of the word "and" at the end of clause (G) thereof, by the substitution of a semi-colon for the period at the end of clause (H) thereof and by the addition of a new clause (I) to read as follows:

           "(I) up to $70,000,000 aggregate principal amount of borrowings from Caterpillar Financial
     Services Corporation ("Caterpillar") by FCX, and the
     Guarantee thereof by FI, all subject to the terms set forth in the Fourth Amendment and subject to the limitations and reservation of rights set forth therein; and"

and that Section 5.2(d)(iv) of the Credit Agreement is amended by the addition of the following immediately after the reference to "Section 5.2(g)(x)":

           "; and the Liens on the Caterpillar Assets (as defined in to the Fourth Amendment)."

The Banks hereby authorize the Agent to enter into an agreement with Caterpillar recognizing and agreeing not to contest the lien of Caterpillar on the Caterpillar Assets in exchange for a reciprocal agreement by Caterpillar with respect to the liens of the FI Security Documents and to instruct the FI Trustee to enter into release documentation with respect to the FI Security Documents (and execute such other instruments as may be necessary in connection therewith) in the form approved in writing by the Agent to release the security interest of the FI Trustee in the Caterpillar Assets (as such specific Caterpillar Assets are approved by the Agent) and the Agent is further authorized to instruct the FI Trustee to enter into additional release documentation (to be approved by the Agent) to release the security interest of the FI Trustee in other similar assets in an aggregate amount (valued as provided in the Caterpillar Documents) not in excess for all such additional collateral provided during the term of the Caterpillar Debt of $10,000,000, to the extent required pursuant to the Caterpillar Documents as a result of decreases in the value of the Caterpillar Assets.

             (b) The Banks and the Agent hereby consent to the terms of the Pennzoil Transaction substantially as set forth in Exhibit B hereto, and the Banks and FTX acknowledge and agree that the payment obligation of FRP in connection with the Pennzoil Transaction is an "obligation for deferred payment for property purchased having an original maturity greater than one year after the date of incurrence thereof" contemplated by the definition of "Indebtedness for Borrowed Money" in Section 1.1 of the Credit Agreement and shall, until the recalculation of the Borrowing Base next occurring under the FTX Credit Agreement, be calculated as having an original principal amount of zero for all purposes of calculations of Borrowing Base Debt; Section 5.2(g)(i) of the Credit Agreement is hereby amended by the addition of a new clause (J) to read as follows:

          "(J) the deferred payment obligation for the property purchased in the Pennzoil Transaction (as defined in the Fourth Amendment) on substantially the terms set forth in Exhibit B to the Fourth Amendment."

and Section 5.2(d)(iv) of the Credit Agreement is hereby amended by the addition of the following at the end thereof:

     "; and, so long as such Liens are limited to only those assets purchased in the Pennzoil Transaction referred to in Section 5.2(g)(i)(J), Liens securing the Debt referred to in Section 5.2(g)(i)(J)."

          (c) Subject to the covenants, limitations and reservations set forth below and subject to the written approval of the Agent of all relevant documentation governing the PFT Transaction (the "PFT Documents"), the Banks and the Agent consent to the execution by FI of the PFT Documents in the form so approved and agree that the existence of the PFT Obligations shall not be prohibited by Sections 5.2(g) or 5.2(1) of the Credit Agreement, provided that, except to the extent specifically waived or consented to hereby, the Agent and the Banks hereby reserve all rights and remedies under the Loan Documents with respect to (and shall not be deemed, by implication or otherwise, to have consented to or waived) any performance by FI under the PFT Documents which would be a Default or Event of Default, including without limitation any voluntary prepayment or repurchase prohibited by clause (iii) below. FI and FTX hereby covenant and agree that (i) the Agent shall promptly receive copies of all material notices provided by or to FI under the PFT Documents which are not otherwise provided to the Agent under any other agreement; (ii) FI shall not, without the prior written consent of the Required Banks, enter into any amendment or modification of any of the PFT Documents which would have an adverse effect upon the FI Collateral and Rights or impair the ability of any of the FTX and the Restricted Subsidiaries to perform all of their respective obligations under the Loan Documents and (iii) no voluntary prepayment of the PFT Obligations or voluntary repurchase of the PFT Assets shall be made by FTX or any Restricted Subsidiary or directly or indirectly from or with any Restricted Asset during the continuance of any Default or Event of Default or, if, after giving effect to any such voluntary prepayment or voluntary repurchase, any Default or Event of Default would then exist or result from such transaction. The undertakings of FI and FTX under clause
(i) of the preceding sentence and under clauses (ii) and
(iii) thereof shall be deemed to be covenants under Sections 5.1 and 5.2, respectively, of the Credit Agreement for all purposes, including for purposes of Article VII thereof. The Banks, FTX, FCX and FI further agree that the obligation of FI to pay the Debt Component under and as defined in the Power Sales Agreement (the "Power Sales Agreement") between FI and Jaya Power in the form approved by the Agent as part of the PFT Documents shall be deemed to be Indebtedness for Borrowed Money of FI for all purposes of the Credit Agreement, including without limitation Section 7.1(i) thereof. Subject to all the foregoing, the Banks and the Agent acknowledge receipt of the terms and conditions of the PFT Transaction to the extent deemed a Capitalized Lease for the purposes of Section 5.2(g)(viii) of the Credit Agreement; agree that only the book amount of the debt portion of such PFT Obligations shall be counted as Borrowing Base Debt (but only if and to the extent that the equity portion of the PFT Obligations has been taken into account in the most recent determination of the Borrowing
Base); and agree that FI may make an investment (through either the acquisition of an equity interest in, or the purchase of subordinated debt securities of, Jaya Power) of up to $17,750,000 in Jaya Power on substantially the terms set forth in Exhibit C hereto (the "Power Investment"), which investments and the PFT Obligations shall not be included in the calculation of the permitted investment limit set forth in Section 5.2(1) of the Credit Agreement. Subject, however, to all of the covenants, agreements, limitations and reservations set forth in this paragraph
(c), the Banks authorize the Agent to approve, and the Agent hereby approves, the terms and conditions of the PFT Transaction substantially as set forth on Exhibit C hereto as contemplated by the definition of "Power Facilities Transfer" in Section 1.1 of the Credit Agreement; and the parties hereto agree that Article VII of the Credit Agreement is amended by the addition of a new section (p) to read as follows:

     "(p) any default or other event shall occur with respect to the PFT Documents which would (with or without the passage of time or the giving of notice) permit acceleration or require prepayment of the PFT Obligations other than with respect to a casualty event or condemnation affecting the PFT Assets (as such term is defined in the Fourth Amendment), permit foreclosure upon the PFT Assets or require FI to repurchase the PFT Assets;"

and that Article I of the Credit Agreement is amended by the addition of the following definitions in their appropriate alphabetical order:

          ""Fourth Amendment" means the Fourth Amendment,
     Consent and Limited Waiver hereto dated as of November
     23, 1994."

          ""PFT Documents" means each of the agreements governing the Power Facilities Transfer and related transactions as permitted by the Fourth Amendment."

The Banks hereby authorize the Agent to enter into an agreement with the secured bank lenders to Jaya Power recognizing and agreeing not to contest such lenders' liens on the PFT Assets in exchange for a reciprocal agreement by such lenders with respect to the liens of the FI Security Documents and to instruct the FI Trustee to enter into release documentation with respect to the FI Security Documents (and execute such other instruments as may be necessary in connection therewith) in the form approved in writing by the Agent to release the security interest of the FI Trustee in the PFT Assets (as such specific PFT Assets are approved by the Agent.)

               (d)  Subject to the covenants, limitations
and reservations provided below and subject to the written approval of the Agent of all relevant documentation governing the P&O Transaction (the "P&O Documents"), the Banks and the Agent hereby consent to the execution by FI of the P&O Documents in the form so approved and agree that the existence of the P&O Obligations will not be prohibited by Sections 5.2(g) or 5.2(1) of the Credit Agreement; provided, that, except to the extent specifically waived or consented to hereby, the Agent and the Banks hereby reserve all rights and remedies under the Loan Documents with respect to (and shall not be deemed, by implication or otherwise, to have consented to or waived) any performance by FI under the P&O Documents which would be a Default or Event of Default, including without limitation any voluntary prepayment or repurchase prohibited by clause (iii) below. FI and FTX hereby covenant and agree that (i) the Agent shall promptly receive copies of all material notices delivered by or to FI pursuant to the P&O Documents which are not otherwise provided to the Agent under any other agreement; (ii) FI shall not, without the prior written consent of the Required Banks, enter into any amendment or modification of any of the P&O Documents which would have an adverse effect upon the FI Collateral and Rights or impair the ability of any of FTX and the Restricted Subsidiaries to perform all of their respective obligations under the Loan Documents; and (iii) no voluntary prepayment of the P&O Obligations or voluntary repurchase of the P&O Assets shall be made by FTX or any Restricted Subsidiary or directly or indirectly from or with any Restricted Asset during the continuance of any Default or Event of Default or, if, after giving effect to any such voluntary prepayment or voluntary repurchase, any Default or Event of Default would then exist or result from such transaction. The undertakings of FI and FTX under clause
(i) of the preceding sentence and under clauses (ii) and
(iii) thereof shall be deemed to be covenants under Sections
5.1 and 5.2, respectively, of the Credit Agreement for all purposes, including for purposes of Article VII thereof. Subject to all the foregoing, the Agent and the Banks waive, with respect to the transfer of assets by FI described in Exhibit D hereto, the provisions of Section 5.2(c) of the Credit Agreement relating to the prohibition of transfer of any substantial part of the assets of FI, acknowledge receipt of the terms and conditions of the P&O Transaction and the related Capitalized Leases for purposes of Section 5.2(g)(viii) of the Credit Agreement and agree that the P&O Obligations shall not be included in the calculation of the permitted investment limit set forth in Section 5.2(1) of the Credit Agreement. The parties hereto further agree that
Article VII of the Credit Agreement is amended by the addition of a new section (q) to read as follows:

          "(q) any default or other event shall occur with respect to the P&O Documents which would (with or without the passage of time or the giving of notice) permit acceleration or require prepayment of the P&O Obligations other than with respect to a casualty event or condemnation affecting the P&O Assets (as such term is defined in the Fourth Amendment), permit foreclosure upon any of the P&O Assets or require FI to repurchase the P&O Assets; or"

and that Article I of the Credit Agreement is amended by the addition of the following definition in its appropriate alphabetical order:

          ""P&O Documents" means each of the agreements governing the sale and leaseback transaction between FI and P.T. ALatieF P&O Port Development Corporation substantially on the terms permitted by the Fourth Amendment."

The Banks hereby authorize the Agent to enter into an agreement with the secured bank lenders to P&O recognizing and agreeing not to contest such lenders' liens on the P&O
Assets in exchange for a reciprocal agreement by such lenders with respect to the liens of the FI Security
Documents and to instruct the FI Trustee to enter into release documentation with respect to the FI Security
Documents (and execute such other instruments as may be necessary in connection therewith) in the form approved by the Agent in writing to release any interest of the FI
Trustee in the P&O Assets (as such specific P&O Assets are approved by the Agent).

          (e) Subject to the covenants, limitations and reservations set forth below and subject to the written approval of the Agent of all documentation governing the Airfast Transaction (the "Airfast Documents"), the Banks and the Agent hereby consent to the execution by FI of the Airfast Documents in the form so approved and agree that the existence of the Airfast obligations will not be prohibited by Sections 5.2(g) or 5.2(1) of the Credit Agreement, provided that, except to the extent specifically waived or consented to hereby, the Agent and the Banks hereby reserve all rights and remedies under the Loan Documents with respect to (and shall not be deemed, by implication or otherwise, to have consented to or waived) any performance by FI under the Airfast Documents which would be a Default or Event of Default, including without limitation any voluntary prepayment or repurchase prohibited by clause
(iii) below.  FI and FTX hereby covenant and agree that
(i) the Agent shall promptly receive copies of all material notices delivered by or to FI pursuant to the Airfast Documents which are not otherwise provided to the Agent under any other Agreement; (ii) FI shall not, without the prior written consent of the Required Banks, enter into any amendment or modification of any of the Airfast Documents which would have an adverse effect upon the FI Collateral and Rights or impair the ability of any of FTX and the Restricted Subsidiaries to perform all of their respective obligations under the Loan Documents; and (iii) no voluntary prepayment of the Airfast Obligations or voluntary repurchase of the Airfast Assets shall be made by FTX or any Restricted Subsidiary or directly or indirectly from or with any Restricted Asset during the continuance of any Default or Event of Default or, if, after giving effect to any such voluntary prepayment or voluntary repurchase, any Default or Event of Default would then exist or result from such transaction. The undertakings of FI and FTX under clause
(i) of the preceding sentence and under clauses (ii) and
(iii) thereof shall be deemed to be covenants under Sections
5.1 and 5.2, respectively, of the Credit Agreement for all purposes, including for purposes of Article VII thereof. Subject to all of the foregoing, the Banks and the Agent acknowledge receipt of the terms and conditions of the Airfast Transaction and the related Capitalized Leases for purposes of Section 5.2(g)(viii) of the Credit Agreement; agree that FI may make an equity investment (either through the acquisition of an equity interest in, or the purchase of subordinated debt securities, of Avco) of up to $2,000,000 in Avco on substantially the terms set forth in Exhibit E hereto (the "Airfast Investment"); agree that the Airfast Investment and the Airfast Obligations shall not be included in the calculation of the permitted investment limit set forth in Section 5.2(1) of the Credit Agreement; and agree that only the book amount of the debt portion of such Capitalized Lease obligations shall be counted as Borrowing Base Debt (but only if and to the extent that the equity portion of such Capitalized Lease has been taken into account in the most recent determination of the Borrowing
Base). The parties hereto further agree that Article VII of the Credit Agreement is amended by the addition of the following section (r) to read as follows:

          "(r) any default or other event shall occur with respect to the Airfast Documents which would (with or without the passage of time or the giving of notice) permit acceleration or require prepayment of the Airfast Obligations other than with respect to a casualty event or governmental taking affecting the Airfast Assets (as such terms are defined in the Fourth Amendment), permit foreclosure upon the Airfast Assets or require FI to repurchase the Airfast Assets."

and agree that Article I of the Credit Agreement is amended by the addition of the following definition in its appropriate alphabetical order:

          ""Airfast Document" means each of the agreements governing the sale and leaseback transaction between FI and P.T. Airfast Aviation Facilities Company on substantially the terms permitted by Exhibit E to the Fourth Amendment."

The Banks hereby authorize the Agent to enter into an agreement with the secured bank lenders to Airfast recognizing and agreeing not to contest such lenders' liens on the Airfast Assets in exchange for a reciprocal agreement by such lenders with respect to the liens of the FI Security Documents and to enter into release documentation with respect to the FI Security Documents and to instruct the FI Trustee to release from the FI Security Documents (and execute such other instruments as may be necessary in connection therewith) in the form approved by the Agent in writing to release any interest of the FI Trustee in the fast Assets (as such specific Airfast Assets are approved by the Agent).

               SECTION 2.  Representations and Warranties;
Condition Precedent. (a) Each of FTX , FCX and FI hereby represent and warrant to the Agent and the Banks that as of the date hereof, and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties contained in the Credit Agreement are true and correct in all material respects.

               (b)  The consents on the part of the Banks
provided for in Section 1 shall be subject to the foregoing representations and warranties being true and correct on and as of the date hereof.

               SECTION 3.  Conditions to Effectiveness.
This Amendment shall become effective (subject, with respect to each Transaction, to the receipt and written approval by the Agent of the necessary documentation for such Transaction referred to herein and executed copies of the reciprocal lien recognition letter referred to in the last paragraph of Sections l(a), l(c), l(d) and l(e), respectively) on the date of receipt (the "Effective Date") by the Agent of executed counterparts of this Amendment which, when taken together, bear the signatures of FTX, FCX, FI, the Agent and, with respect to the Pennzoil Transaction, the Required Banks, and, with respect to the other Transactions, all the Banks.

               SECTION 4.  Counterparts.  This Amendment may
be executed in multiple counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

               SECTION 5. Limited Effect. Section 1 hereof constitutes a modification and amendment of the Credit Agreement effective for each Transaction as of its respective Effective Date. Except as, and until, expressly waived or modified by such Section I hereof as of the Effective Date, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in effect immediately prior to the Effective Date.
Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks and the Agent under the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

               SECTION 6.  APPLICABLE LAW.  THIS AMENDMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK.

               SECTION 7.  Expenses.  FTX shall pay all
out-ofpocket expenses incurred by the Agent in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of
Cravath,   Swaine & Moore, special counsel for the Agent;
Mochtar, Karuwin & Komar, special Indonesian counsel for the Agent and the Banks and Milbank Tweed Hadley & McCloy, special counsel for the FI Trustee.

               SECTION 8.  Headings.  The headings of this
Amendment are for reference only and shall not limit or otherwise affect the meaning hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed by their duly authorized officers or agents as of the date first above written.

                           P.T. FREEPORT INDONESIA
                           COMPANY,

                             by:  /s/R. Foster Duncan
                                  -------------------
                              Name:  R. Foster Duncan
                              Title: Treasurer


                           FREEPORT-McMoRan INC.,

                             by:  /s/R. Foster Duncan
                                  -------------------
                              Name:  R. Foster Duncan
                              Title: Treasurer


                           FREEPORT-McMoRan COPPER & GOLD
                           INC.,

                           by:   /s/ R. Foster Duncan
                                 --------------------
                              Name:  R. Foster Duncan
                              Title: Treasurer


                           CHEMICAL BANK, individually and as
                           Agent,

                           by:   /s/ Theodore L. Parker
                                 ----------------------
                               Name: Theodore L. Parker
                               Title:Vice President